Exhibit 99.1

Brian Smith

ESI

503-672-5760

ESI ANNOUNCES FIRST QUARTER FISCAL 2010 RESULTS

Orders and Revenues Increase Sequentially

PORTLAND, ORE.—July 23, 2009—Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading provider of world-class photonic and laser microengineering systems, today announced results for its fiscal 2010 first quarter, ended June 27, 2009. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items.

Revenues in the first quarter were $22.6 million, a 25% increase from the fourth quarter of fiscal 2009. On a GAAP basis, net loss was $5.5 million or $0.20 per share, compared to a net loss of $14.9 million or $0.55 per share in the prior quarter. Excluding the impact of purchase accounting, equity compensation, and a one-time net benefit of $4.5 million related to a merger termination fee, non-GAAP net loss was $6.2 million or $0.23 per share, compared to a non-GAAP net loss of $7.1 million or $0.26 per share in the fourth quarter.

Orders in the first quarter were $28.7 million, up 79% from $16.1 million in the prior quarter, with improvement seen in all business divisions. “Order activity exceeded our expectations, with virtually all our end markets showing some signs of improvement,” noted Nick Konidaris, ESI president and CEO.

First quarter operating expenses on a non-GAAP basis declined sequentially, marking five consecutive quarters of sequential declines. Konidaris added, “We continue to realize the benefits of our cost containment programs, reflecting our continued commitment to manage our cost structure and preserve cash through the bottom of this cycle.”

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141  |  www.esi.com

ESI Announces First Quarter Fiscal 2010 Results

Balance Sheet and Cash Flow

At quarter end, cash and investments totaled $155.2 million, roughly flat with last quarter. Cash used in operations was $0.9 million for the first quarter, including the $4.5 million net proceeds from the merger termination fee. Continued Konidaris, “Our efforts in improving working capital performance are paying off, as both days sales outstanding and inventory turns showed improvement in the quarter.”

Q2 2010 Outlook

Looking forward, we are encouraged by the recent increased activity in our markets. As a result, we are targeting revenues for the second quarter of fiscal 2010 to be between $25 and $30 million and a non-GAAP loss per share of $0.15 to $0.20 excluding the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items.

Konidaris concluded, “Although we are cautiously optimistic that business conditions are improving, the timing and trajectory of recovery remain uncertain. We will continue to partner with our customers to ensure we are ready to meet their needs as they resume capital spending. At the same time, we will manage our expenses carefully in order to generate profit leverage as our top line grows.”

The company will hold a conference call today at 5:00 p.m. EDT. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.

The conference call can be accessed by calling 888-419-5570 (domestic participants) or 617-896-9871 (international participants). The conference ID number is 43469685. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through August 2, 2009 at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 97621479. The audio replay will also be available on the ESI Web site.

Discussion of Non-GAAP Financial Measures

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141  |  www.esi.com

ESI Announces First Quarter Fiscal 2010 Results

financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

About ESI

ESI is a pioneer and leading supplier of world-class production laser systems that help its microelectronics customers achieve compelling yield and productivity gains. The company’s industry-leading, application-specific products enhance electronic-device performance in three key sectors—semiconductors, passive components and electronic interconnect—by enabling precision fine-tuning of device micro-features in high-volume manufacturing environments. Founded in 1944, ESI is headquartered in Portland, Ore. More information is available at www.esi.com.

Forward-Looking Statements

This press release includes forward-looking statements about the markets we serve, revenue, growth, and loss per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry—which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the semiconductor industry which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the ability of the company to achieve anticipated cost reductions and savings; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; changes in tax laws or the interpretation of such tax laws; and future liquidity and valuation of auction rate securities.

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141  |  www.esi.com

ESI Announces First Quarter Fiscal 2010 Results

Electro Scientific Industries, Inc.

First Quarter Fiscal 2010 Results

(In thousands, except per share data)

(Unaudited)

Operating Results:

	Fiscal quarter ended
	June 27, 2009	June 28, 2008
Net sales	$22,603	$64,024
Cost of sales	16,642	38,733

Gross profit	5,961	25,291
Operating expenses:
Selling, service and administrative	11,971	15,100
Research, development and engineering	7,455	9,658
Restructuring costs	—	749
Merger termination proceeds, net	(4,516)	—

Net operating expenses	14,910	25,507

Operating loss	(8,949)	(216)
Non-operating income (expense):
Other-than-temporary impairment of auction rate securities	—	(5,094)
Interest and other income, net	342	860

Total non-operating income (expense)	342	(4,234)

Loss before income taxes	(8,607)	(4,450)
Benefit from income taxes	(3,077)	(1,692)

Net loss	$(5,530)	$(2,758)

Net loss per share - basic	$(0.20)	$(0.10)

Net loss per share - diluted	$(0.20)	$(0.10)

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141

ESI Announces First Quarter Fiscal 2010 Results

Electro Scientific Industries, Inc.

First Quarter Fiscal 2010 Results

(Amounts in thousands)

Financial Position As Of:

	June 27, 2009	March 28, 2009
Assets
Current assets:
Cash and cash equivalents	$124,474	$153,538
Short-term investments	30,688	2,380

Total cash and investments	155,162	155,918

Trade receivables, net	20,070	18,847
Inventories	78,744	84,882
Shipped systems pending acceptance	2,939	2,072
Deferred income taxes, net	6,206	6,298
Other current assets	10,307	10,594

Total current assets	273,428	278,611

Auction rate securities	7,134	6,007
Property, plant and equipment, net	42,234	43,005
Non-current deferred income taxes, net	25,823	22,620
Acquired intangible assets, net	7,418	7,929
Other assets	24,774	26,075

Total assets	$380,811	$384,247

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$6,233	$7,492
Accrued liabilities	11,736	12,958
Deferred revenue	11,776	11,251

Total current liabilities	29,745	31,701

Non-current income taxes payable	9,401	9,023

Shareholders’ equity:
Preferred and common stock	135,566	133,808
Retained earnings	205,941	211,085
Accumulated other comprehensive income (loss)	158	(1,370)

Total shareholders’ equity	341,665	343,523

Total liabilities and shareholders’ equity	$380,811	$384,247

End of period shares outstanding	27,266	27,184

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141

ESI Announces First Quarter and Fiscal 2010 Results

Electro Scientific Industries, Inc.

Analysis of First Quarter Fiscal 2010 Results

(Dollars and shares in thousands)

(Unaudited)

	Fiscal quarter ended
	June 27, 2009	June 28, 2008
Sales detail:
Semiconductor Group	$5,260	$21,728
Passive Components Group	5,150	13,275
Interconnect Micro-Machining Group	12,193	29,021

Total	$22,603	$64,024

Gross margin %	26%	40%
Selling, service and administration expense %	53%	24%
Research, development and engineering expense %	33%	15%
Operating loss %	(40)%	(0)%
Effective tax rate %	36%	38%
Average shares outstanding - basic	27,234	27,108
Average shares outstanding - diluted	27,234	27,108
End of period employees	565	701

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141

ESI Announces First Quarter Fiscal 2010 Results

Electro Scientific Industries, Inc.

First Quarter Fiscal 2010 Results

(In thousands, except per share data)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:

	Fiscal quarter ended
	June 27, 2009	June 28, 2008
Gross profit per GAAP	$5,961	$25,291
Add back:
Purchase accounting included in cost of sales	289	290
Equity compensation included in cost of sales	215	207

Total non-GAAP adjustments to gross profit	504	497

Non-GAAP gross profit	$6,465	$25,788

Non-GAAP gross margin	28.6%	40.3%

Operating expenses per GAAP	$14,910	$25,507
Less:
Purchase accounting included in operating expenses:
Selling, service and administration	443	453
Research, development and engineering	26	(19)

Subtotal - purchase accounting included in operating expenses	469	434

Equity compensation included in operating expenses:
Selling, service and administration	1,778	889
Research, development and engineering	314	315

Subtotal - equity compensation included in operating expenses	2,092	1,204

Other items included in operating expenses:
Net merger termination proceeds	(4,516)	—
Restructuring costs	—	749

Subtotal - other non-recurring items included in operating expenses	(4,516)	749

Total non-GAAP adjustments to operating expenses	(1,955)	2,387

Non-GAAP operating expenses	$16,865	$23,120

Operating loss per GAAP	$(8,949)	$(216)
Non-GAAP adjustments to gross profit	504	497
Non-GAAP adjustments to operating expenses	(1,955)	2,387

Non-GAAP operating (loss) income	$(10,400)	$2,668

Non-operating income (expense), net per GAAP	$342	$(4,234)
Non-GAAP adjustment for other-than-temporary impairment of auction rate securities	—	5,094

Non-GAAP non-operating income	$342	$860

Net loss per GAAP	$(5,530)	$(2,758)
Non-GAAP adjustments to gross profit	504	497
Non-GAAP adjustments to operating expenses	(1,955)	2,387
Non-GAAP adjustments to non-operating expense	—	5,094
Income tax effect of non-GAAP adjustments	783	(2,721)

Non-GAAP net (loss) income	$(6,198)	$2,499

Basic Non-GAAP net (loss) income per share	$(0.23)	$0.09

Diluted Non-GAAP net (loss) income per share	$(0.23)	$0.09

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141

ESI Announces First Quarter Fiscal 2010 Results

Electro Scientific Industries, Inc.

First Quarter Fiscal 2010 Results

(Amounts in thousands)

(Unaudited)

Consolidated Condensed Statements of Cash Flows:

	Fiscal quarter ended
	June 27, 2009	June 28, 2008
Net loss	$(5,530)	$(2,758)
Non-cash adjustments and changes in operating activities	4,619	4,394

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(911)	1,636

NET CASH USED IN INVESTING ACTIVITIES	(28,717)	(4,525)

NET CASH USED IN FINANCING ACTIVITIES	(213)	(2,146)

Effect of exchange rate changes on cash	777	(730)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(29,064)	(5,765)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	153,538	141,059

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$124,474	$135,294

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141